Exhibit 10.2

COVENANT LOGISTICS GROUP, INC.

THIRD AMENDED AND RESTATED

2006 OMNIBUS INCENTIVE PLAN, AS AMENDED

AWARD NOTICE

GRANTEE:
TYPE OF AWARD:	Performance Restricted Stock Unit Award
NUMBER OF UNITS:
DATE OF GRANT:

1.         Grant of Restricted Stock Units. This Award Notice serves to notify you that Covenant Logistics Group, Inc., a Nevada corporation (the "Company"), hereby grants to you, under the Company's Third Amended and Restated 2006 Omnibus Incentive Plan, as amended (the "Plan"), a Restricted Stock Unit Award (the "Award"), on the terms and conditions set forth in this Award Notice and the Plan, of the number of performance restricted stock units set forth above ("Restricted Units"). A copy of the Plan is included with this Award Notice, if it has not previously been provided to you. You should review the terms of this Award Notice and the Plan carefully.

2.          Restrictions and Vesting. Subject to the terms and conditions set forth in this Award Notice, the Plan, and Schedule A attached hereto, and provided you are still in the employment of or service to the Company or any Subsidiary at the Vest Date (as defined in Schedule A), up to ____% of the Restricted Units may be earned and shall vest as of the Vest Date as determined in accordance with Schedule A, if (and only if) the Performance Rule (as defined in Schedule A) is achieved at or above the threshold level.

3.         Additional Vesting Matters. Subject to Section 4, any Restricted Units that do not vest as a result of your failure to have been continuously in the employment by or service to the Company or a Subsidiary from the date of grant until the Vest Date, shall automatically be forfeited on the date your employment or service is terminated without any obligation of the Company to pay any amount with respect to the Restricted Units or deliver any shares of the Company’s Class A Common Stock, par value $0.01 per share (the “Common Stock”) with respect to the Restricted Units, to you or to any other person or entity.

4.         Effect of Voluntary Separation with Notice, Death, or Disability.

(a)         In the event of your Voluntary Separation with Notice prior to the vesting of the Award, the Restricted Units shall vest as provided in Section 2, notwithstanding your Voluntary Separation with Notice.

(b)         In the event of your death or Disability prior to the vesting of the Award, the Restricted Units shall vest on the date of such death or Disability.

The term "Voluntary Separation with Notice" as used in this Award Notice means voluntarily terminating employment with or service to the Company or a subsidiary with at least eighteen (18) months' prior written notice to the Company that you are considering retirement or voluntary separation from the Company or a subsidiary; provided, however, that if you are terminated with Cause after you provide the required notice but before your employment terminates in connection with your Voluntary Separation with Notice, you shall be deemed to not have had a Voluntary Separation with Notice.

The term "Disability" means (i) you are unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) you are, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company or any wholly- or partially owned entity in the Company’s consolidated group that would be aggregated with the Company under Sections 414(b) or (c) of the Internal Revenue Code of 1986, as amended.

5.         Effect of Change in Control.

(a)          In General. The following provisions shall apply in the event of a Change in Control:

(i)    To the extent the successor company (or a subsidiary or parent thereof) assumes the Award, with appropriate adjustments to preserve the value of the Award, or provides a substitute for the Award on substantially the same terms and conditions, the existing vesting terms will continue to apply;

(ii)    To the extent (x) the successor company (or a subsidiary or parent thereof) does not assume or provide a substitute for an Award on substantially the same terms and conditions or (y) the successor company (or a subsidiary or parent thereof) assumes the Award and your employment or service is terminated without Cause or with Good Reason between execution of a definitive agreement in contemplation of a Change in Control and continuing through twenty-four (24) months following a Change in Control, the Restricted Units shall be multiplied by ____% and vest.

(b)         “Cause” Defined. “Cause” for termination by the Company or any of its affiliates of your employment or service shall mean: (i) failure by you to perform the essential functions of your position with the Company or any of its affiliates, other than any failure resulting from your incapacity due to physical or mental disability, it being understood that a reasonable, good faith attempt to perform but failure to do so will not be deemed a failure to perform essential functions; (ii) failure to comply with any lawful directive by the Board of Directors of the Company (the “Board”), it being understood that a reasonable, good faith attempt to comply with such directive but failure to do so will not be deemed a failure to comply for purposes of this definition of "Cause"; (iii) a material violation by you of the corporate governance guidelines, code of ethics, insider trading policy, governance policy, or other policy of the Company or any of its affiliates; (iv) a breach of any fiduciary duty to the Company or any of its affiliates; (v) misconduct in the course and scope of employment by you that is injurious to the Company or any of its affiliates from a monetary or reputational standpoint in any material respect; (vi) any attempt to willfully obtain any personal profit from any transaction which is adverse to the interests of the Company or any of its affiliates or in which the Company or any of its affiliates has an interest or any act of fraud or embezzlement against the Company or any of its affiliates or any of their respective customers or suppliers; (vii) a breach by you of any of the covenants contained in any employment, severance or other agreement applicable to you; (viii) the repeated use of alcohol or abuse of prescription drugs by you that interferes with your duties, the use of illegal drugs by you, or a violation by you of the drug and/or alcohol policies of the Company or any of its affiliates; (ix) violation of any applicable law, rule or regulation, including without limitation the Sarbanes-Oxley Act of 2002 or other federal or state securities law, rule, or regulation, in each case, that is injurious to the Company or any of its affiliates from a monetary or reputational standpoint in any material respect; or (x) the conviction or plea of guilty or nolo contendere to a felony or a misdemeanor involving moral turpitude. For purposes of this definition following a Change in Control, the Board’s determination of "Cause" must be made in good faith and will be binding on you.

(c)         “Change in Control” Defined. "Change in Control" means a change in control of the Company of a nature that would be required to be reported in response to Item 5.01 of a Current Report on Form 8-K, pursuant to Section 13 or 15(d) of the Exchange Act; provided that, without limitation, a Change in Control shall be deemed to have occurred at such time as any of the following occurs after the grant date of the Award:

(i)          Any "person" within the meaning of Section 3(a)(9) of the Exchange Act, and as modified and used in Section 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act (but excluding the Company, any employee benefit plan sponsored or maintained by the Company (including any trustee of such plan (acting as trustee) or other fiduciary holding securities under an employee benefit plan of the Company), and any underwriter temporarily holding securities pursuant to an offering of such securities) ("Person"), other than a Permitted Holder becomes the "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of fifty percent (50%) or more of the combined voting power of the outstanding securities of the Company ordinarily having the right to vote in the election of directors; provided, however, that the following will not constitute a Change in Control: any acquisition by any corporation if, immediately following such acquisition, more than seventy-five percent (75%) of the outstanding securities of the acquiring corporation (or the parent thereof) ordinarily having the right to vote in the election of directors is beneficially owned by all or substantially all of those persons who, immediately prior to such acquisition, were the beneficial owners of the outstanding securities of the Company ordinarily having the right to vote in the election of directors;

(ii)          Individuals who constitute the Board of the Company as of the grant date of the Award (the "Incumbent Board") have ceased for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the grant date of the Award, whose election or nomination for election by the Company’s stockholders was approved by a vote of at least three-fourths (3/4) of the directors comprising the Incumbent Board, either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director without objection to such nomination (other than an election or nomination of an individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of the Company, including, without limitation, in connection with a "tender offer," as such term is used in Section 14(d) of the Exchange Act), shall be, for purposes of the Agreement, considered as though such person were a member of the Incumbent Board;

(iii)          Upon the consummation by the Company of a reorganization, merger, or consolidation, other than one with respect to which all or substantially all of those persons who were the beneficial owners, immediately prior to such reorganization, merger, or consolidation, of outstanding securities of the Company ordinarily having the right to vote in the election of directors own, immediately after such transaction, more than seventy-five percent (75%) of the outstanding securities of the resulting corporation ordinarily having the right to vote in the election of directors;

(iv)          Upon the approval by the Company’s stockholders of a complete liquidation and dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company other than to a Subsidiary or to an entity controlled by a Permitted Holder; or

(v)         Upon the consummation of a transaction subject to Rule 13e-3 of the Exchange Act in which the Permitted Holders identified in romanette (iii) of the definition of Permitted Holder hereunder are the beneficial owners of more than fifty percent (50%) of the outstanding securities of the resulting corporation ordinarily having the right to vote in the election of directors.

(d)         “Good Reason” Defined. "Good Reason" means the occurrence of any of the following, without your express written consent, resulting in the termination of your employment or service with the Company or any of its affiliates:

(i)         material diminution in the overall scope of your duties, authorities and/or responsibilities from those held by you immediately prior to the time of a Change in Control, it being understood that the fact that the Company may be a subsidiary of a different public company or becomes a private company, and any diminution of duties in respect of no longer having public company related duties will not be considered a diminution;

(ii)         written requirement for geographic relocation of your assigned principal business location to a location greater than fifty (50) miles from the place of the your principal business location immediately prior to the time of a Change in Control; or

(iii)         diminution by ten percent (10%) or more of your annual base salary or target bonus in effect immediately prior to the time of a Change in Control.

(e)         “Permitted Holder” Defined. "Permitted Holder" means: (i) the Company or a Subsidiary, (ii) any employee benefit plan sponsored by the Company or a Subsidiary, or (iii) David or Jacqueline Parker or their siblings, children, or grandchildren ("Family Members") or a trust, corporation, partnership, limited partnership, limited liability company, or other such entity, so long as at least eighty percent (80%) of the beneficial interests of the entity are held by Mr. or Mrs. Parker and/or one or more Family Members, where such person(s) or entity acquired their Company stock from Mr. or Mrs. Parker.

6.          Settlement of Restricted Stock Units. The Restricted Units will be settled in shares of Common Stock; provided, however, in its sole discretion, the Committee may require the Restricted Units to be settled in cash. Subject to Sections 7 and 12 of this Award Notice, upon the vesting of any Restricted Units pursuant to this Award Notice, the Company shall issue a certificate or book-entry for shares of Common Stock representing such vested Restricted Units on a one-for-one basis, as promptly as practicable following the date of vesting (or the Company shall issue cash, in the Committee’s sole discretion). Upon settlement, the number of settled Restricted Units shall be extinguished and such number of Restricted Units will no longer be considered to be held by you for any purpose. The Restricted Units and any shares of Common Stock earned upon vesting of the Restricted Units (or cash, in the Committee’s sole discretion) may be issued during your lifetime only to you, or after your death to your designated beneficiary, or, in the absence of such beneficiary, to your duly qualified personal representative.

7.         Withholding. You shall pay to the Company or a Subsidiary, or make other arrangements satisfactory to the Company regarding the payment of, any federal, state, or local taxes of any kind required by applicable law to be withheld with respect to the Restricted Units awarded under this Award Notice and any shares of Common Stock to be issued with respect to the vesting of the Restricted Units (or cash, in the Committee’s sole discretion). Your right to receive the Restricted Units under this Award Notice and any shares of Common Stock to be issued with respect to the vesting of the Restricted Units (or cash, in the Committee’s sole discretion) is subject to, and conditioned on, your payment of such withholding amounts.

8.          Nonassignability. The Restricted Units may not, except as otherwise provided in the Plan, be sold, assigned, transferred, pledged, or encumbered in any way prior to the vesting of such shares, whether by operation of law or otherwise, except by will or the laws of descent and distribution or a qualified domestic relations order. After vesting, the sale or other transfer of the shares of Common Stock shall be subject to applicable laws and regulations under the Exchange Act.

9.          Rights as a Stockholder; Limitation on Rights. You do not have any of the rights of a stockholder with respect to the Restricted Units awarded under this Award Notice. Without limiting the generality of the foregoing, no dividends or dividend equivalents shall be paid or accrue on the Restricted Units granted before such Restricted Units vest and you shall have no right to vote any shares of Common Stock underlying any Restricted Units unless and until such Restricted Units vest and you receive shares of Common Stock in accordance with Section 6 of this Award Notice. Neither the Plan, the granting of the Award, nor this Award Notice gives you any right to remain in the employment of the Company or a Subsidiary.

10.         Company Policies. Your ability to dispose of the shares of Common Stock you receive after vesting of the Restricted Units in accordance with Section 6 may be limited by stock ownership guidelines adopted by the Company for certain officers and key employees, and the Company is authorized to place a restrictive legend on such shares, issue stop-transfer instructions to the transfer agent, or take such other actions as may be advisable, in the Committee’s sole discretion, to enforce such ownership guidelines. Your rights with respect to Restricted Units and any shares of Common Stock (or cash, in the Committee’s sole discretion) issued with respect to the vesting of the Restricted Units may be subject to the Company’s clawback policy. Please determine whether you are subject to the guidelines and how many shares of Common Stock may be disposed of prior to attempting to dispose of any shares or other restrictions that may be applicable to you. During your employment with the Company or a Subsidiary, you agree that you will faithfully devote best efforts and your entire working time, during usual business hours, to advance the interests of the Company or a Subsidiary.

11.         Rights of the Company and Subsidiaries. This Award Notice does not affect the right of the Company or a Subsidiary to take any corporate action whatsoever, including, without limitation, its right to recapitalize, reorganize, or make other changes in its capital structure or business, merge or consolidate, issue bonds, notes, shares of Common Stock, or other securities, including preferred stock, or options therefor, dissolve or liquidate, or sell or transfer any part of its assets or business. Nothing in this Award Notice shall create any rights to employment by the Company or any Subsidiary or alter the at-will nature of your employment.

12.          Restrictions on Issuance of Shares. If at any time the Company determines that the listing, registration, or qualification of the Restricted Units or shares of Common Stock upon any securities exchange or quotation system, or under any state or federal law, or the approval of any governmental agency, is necessary or advisable as a condition to the issuance of a certificate or book-entry for shares of Common Stock representing any vested Restricted Units, such issuance may not be made in whole or in part unless and until such listing, registration, qualification, or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

13.          Plan Controls; Definitions. The Award is subject to all of the provisions of the Plan, which is hereby incorporated by reference, and is further subject to all the interpretations, amendments, rules, and regulations that may from time to time be promulgated and adopted by the Committee pursuant to the Plan. Except as set forth in the last sentence of this Section 13, in the event of any conflict among the provisions of the Plan and this Award Notice, the provisions of the Plan will be controlling and determinative. The capitalized terms used in this Award Notice and not otherwise defined herein are defined in the Plan; provided, however, that when the defined term "Company" is used in the Plan in Sections 1.2, 2.1(c), 2.1(e), 2.1(f), 2.1(i), 2.1(w), 2.1(aa), 2.1(ee), 4.2(h) (second usage), 4.3, 6.1, 6.2, 11.3, 13.2 (second usage), 16.2, and 16.4, the term "Company" shall be interpreted to mean only Covenant Logistics Group, Inc., a Nevada corporation (and not also its Subsidiaries).

14.          Amendment. Except as otherwise provided by the Plan, the Company may only alter, amend, or terminate this Award with your consent.

15.          Governing Law. This Award Notice shall be governed by and construed in accordance with the laws of the State of Nevada, except as superseded by applicable federal law, without giving effect to its conflicts of law provisions.

16.          Notices. All notices and other communications to the Company required or permitted under this Award Notice shall be written, and shall be either delivered personally or sent by registered or certified first-class mail, postage prepaid and return receipt requested addressed to the Company's office at 400 Birmingham Highway, Chattanooga, Tennessee 37419, Attention: President. Each such notice and other communication delivered personally shall be deemed to have been given when delivered. Each such notice and other communication delivered by mail shall be deemed to have been given when it is deposited in the United States mail in the manner specified herein.

ACKNOWLEDGEMENT

The undersigned acknowledges receipt of, and understands and agrees to be bound by, this Award Notice and the Plan. The undersigned further acknowledges that this Award Notice and the Plan set forth the entire understanding between him or her and the Company regarding the restricted stock units granted by this Award Notice and that this Award Notice and the Plan supersede all prior oral and written agreements on that subject.

Dated: ___________________

Grantee:

Covenant Logistics Group, Inc.

By: